Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated April 11, 2003 , accompanying the consolidated financial statements included in the Annual Report of eMagin Corp. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of eMagin Corp. on Form S-8 (File No. 333-103566).



GRANT THORNTON LLP

New York, New York
April 11, 2003